As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-189686

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Homeowners of America Holding Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6331	57-1219329

(State or Other	(Primary Standard Industrial	(I.R.S. Employer
Jurisdiction of Incorporation or	Classification Code Number)	Identification Number)
Organization)

Homeowners of America Holding
Corporation
1333 Corporate Drive, Suite 325
Irving, TX  75038
(972) 607-4241

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal
Executive Officers)

_______________________________________________

Spencer W. Tucker
President and Chief Executive Officer
Homeowners of America Holding
Corporation
1333 Corporate Drive, Suite 325
Irving, TX 75038
(972) 607-4241

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
_______________________________________________

Copies to:
William N. Haddad, Esq.
Reed Smith LLP
599 Lexington Avenue
New York, NY  10022
(212) 521-5400
 (212) 521-5450 (facsimile)
_______________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 Exchange Act. (Check one)

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-189686) (the "Registration Statement") of Homeowners of America Holding Corporation (the "Company") is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on August 9, 2013, and to include the information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the "Annual Report") that was filed with the Securities and Exchange Commission on March 27, 2015.
The information included in this filing updates and supplements the Registration Statement and the Prospectus contained therein. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 30, 2015

15,831,140 Shares

 Common Stock

This prospectus relates to the resale by selling stockholders named herein of up to an aggregate of 15,831,140 shares of common stock, par value $0.0001 per share, of Homeowners of America Holding Corporation. The shares of common stock being registered constituted 100% of our outstanding securities after conversion of our Series A and Series B Preferred Stock to common shares on August 31, 2013, the conversion of $950,000 convertible promissory note into common shares on August 31, 2013, and the conversion of $50,000 convertible promissory note into common shares on December 26, 2013. All shares have been adjusted to reflect the 2.5 for 1 forward stock split of the Company's common stock, which occurred August 31, 2013. All shares of common stock referenced in this prospectus have been adjusted for the forward stock split.

There is no public market for our common stock. Our application to have our stock quoted on one of the Over-the-Counter exchanges (OTCQB) was approved by the Financial Industry Regulatory Authority (or "FINRA") on February 25, 2015, however no assurance can be given as to our success in qualifying for quotation on the OTCQB. With this regulatory approval, the Company is now in the process of completing required filings with the exchange and our stock transfer agent to facilitate the trading of our shares. The initial price of our securities is subject to review by FINRA. The selling stockholders may sell their shares of our common stock at a fixed price of $0.50 per share until our common stock is quoted on the OTCQB, and thereafter in a variety of transactions as described under the heading "Plan of Distribution" beginning on page 22, including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

All of the shares of common stock are being sold by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock being sold by the selling stockholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

We are an ''emerging growth company'' as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

You should read this prospectus, the applicable prospectus supplement, if any, and other offering materials carefully before you invest.

An investment in our common stock involves substantial risks. See "Risk Factors" beginning on page 8 of this prospectus and page 12 of our Annual Report on Form 10-K.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2015

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus and the information incorporated by reference herein and any prospectus supplement, the related exhibits filed with the SEC, together with the additional information described under the heading "Where You Can Find More Information."
You should rely only on the information contained in this prospectus and the information incorporated by reference herein. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since this date.
Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to the "Company," the "Registrant," "we," "us," and "our" mean Homeowners of America Holding Corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. These forward looking statements include statements about our expectations, beliefs or intentions regarding our product development efforts, business, financial condition, results of operations, strategies or prospects. All statements other than statements of historical fact included in this prospectus, including statements regarding our future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success, projected performance and trends, and other such matters, are forward-looking statements. The words "believe," "expect," "intend," "anticipates," or "propose," and other similar words and phrases, are intended to identify forward-looking statements. The forward-looking statements made in this prospectus are based on certain historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. These statements relate only to events as of the date on which the statements are made and we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties that may cause actual results to differ materially. Risks and uncertainties, the occurrence of which could adversely affect our business, include the risks identified in this prospectus under the caption "Risk Factors" beginning on page 8.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus, including the section entitled "Risk Factors," and our financial statements and the notes thereto before deciding to invest in our common stock. Unless the context otherwise requires, the terms "we", "our", "ours" and "us", refer to Homeowners of America Holding Corporation, a Delaware corporation.

Our Business

Overview

Homeowners of America Holding Corporation is a property and casualty insurance holding company incorporated in Delaware in 2005. In May of 2006, we began selling property and casualty insurance products in Texas through our subsidiary, Homeowners of America Insurance Company (or "HAIC") and beginning April, 2014, we began offering property and casualty insurance products in Arizona. Our products are sold to the public through independent insurance agents. At present we offer homeowners, dwelling fire and extended coverage, tenant, and condominium owner's policies.

As of December 31, 2014 we had 74,698 residential policyholders, total assets of $88,082,589 and stockholders' equity of $10,680,528.

We offer products with competitive prices in segments of the business that have proven long-term profitability. We are heavily invested in automated underwriting tools and use a variety of underwriting methods to select risks. Efficiency is achieved through automation. All business is sourced and processed through internet-enabled applications. Our user-friendly agent portal enables agents to rapidly quote and issue policies. We believe automation, a highly responsive and experienced underwriting and customer service staff, and local knowledge of the market all give us a competitive advantage.

In 2010, we formed a managing general agency, Homeowners of America MGA, Inc., (or "HAMGA"). HAMGA provides underwriting, policy administration and claims services to our insurance company.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and will continue to be an emerging growth company until: (i) the last day of our fiscal year following the fifth anniversary of our Registration Statement on Form S-1 filed August 8, 2013, (ii) the date on which we become a large accelerated filer, or (iii) the date on which we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years. As an emerging growth company, we are entitled to rely on certain scaled disclosure requirements and other exemptions, including an exemption from the requirement to provide an auditor attestation to management's assessment of its internal controls as required by Section 404(b) of the Sarbanes-Oxley Act of 2002. We may at any time voluntarily elect to cease to avail ourselves of the scaled disclosure and other exemptions available to us as an emerging growth company, and have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. See the risk factor entitled "We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies" set forth under "Risk Factors" in Item 1A of Part 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 27, 2015. As a result of this election, our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

The JOBS Act is intended to reduce the regulatory burden on emerging growth companies. As long as we qualify as an emerging growth company, we will also, among other things:

•
be exempt from the "say on pay" provisions (requiring a non-binding vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•
be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended and instead provide a reduced level of disclosure concerning executive compensation; and

•
be exempt from any rules that may be adopted by the Public Company Oversight Board, or PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report on the consolidated financial statements.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an emerging growth company.

Notwithstanding the above, we are also currently a "smaller reporting company" meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a smaller reporting company, at such time as we cease being an emerging growth company, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Specifically, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Our Market and Opportunity

HAIC's market share for Texas homeowners business was estimated by SNL Financial at .76% at the end of December 31, 2014, of an estimated $7.8 billion market, expressed in terms of premiums. SNL ranked HAIC as the 18th largest Texas homeowners company in terms of Texas premiums.

The Texas residential property market is dominated by large, national insurance companies that market through captive agents. However, the Texas market is large enough, at $7.8 billion, to accommodate a smaller company providing local knowledge and service, able to focus its attention on the more profitable segments of the Texas market and the needs of Texas independent agents.

Further, as a consequence of the catastrophic losses in Texas over the last several years, a large part of the Texas residential property market is experiencing a degree of dysfunction, which creates an opportunity for a smaller company to select business in profitable segments.

Competitive Strengths

All of our business is sourced through internet-enabled applications. Our agents use the internet to quote and issue policies, conduct other transactions, and look up policyholder information. The agent portal or interface, and the actions required by the agents, are designed to be simple and rapid to use. Our commitment to technology has enabled us to grow rapidly without a loss in efficiency, while providing our agents with a highly satisfactory transactional experience.

Although automated underwriting tools are used extensively to qualify and price policies, some polices cannot be automatically underwritten, as they are outside the acceptable "underwriting box". To support our agents and our policyholders, we have local, experienced, and responsive underwriting and customer service personnel. Our timely responsiveness to our agents and the underwriting support we give them is an important component of our business philosophy. We consider our relationships with our agents to be excellent as a result.

Our management team has many years of insurance experience in Texas. Our knowledge of the Texas market helps us to better identify those market segments known by us to produce superior profit opportunities, and to avoid those that do not. Our pricing philosophy is to maximize profit margins within credible segments of the market while avoiding segments of the market where opportunities for profit are limited. This allows us to set prices competitively within self-selected (based on price) market segments.

We have long-standing relationships with a large number of successful and productive independent agents in Texas.

We are a Texas-based company focusing on residential property business. As such, we can spend virtually all of our time researching and developing ways to improve our core business. This specialization, our use of technology, and our relatively small size, allow us to swiftly identify and react to opportunities and changes in the Texas market. If and when we expand into additional significant markets, we will staff the Company with personnel who are intimately familiar with each new market.

Competitive Weaknesses

We are a new company competing against larger, well-established companies. Most of our competitors and all of the large competitors that dominate the personal lines insurance market in Texas and elsewhere are well-recognized and respected brands, such as State Farm, Allstate, Farmers, Nationwide, Travelers, USAA, Liberty Mutual, and others. These companies are known to independent agents and consumers alike. These brands continue to advertise heavily on television and through other media, while we do not.

Most of our competitors, again all the large, well-known brands, have a satisfactory financial stability rating from A.M. Best of B+ or higher, whereas we are not rated by A.M. Best and must rely on our Demotech, Inc. rating to compete. This puts us in an inferior competitive position as A.M. Best is better known and more highly regarded among independent agents, lenders, and consumers. A Demotech, Inc. rated company is generally acceptable to lenders throughout the United States, but Demotech tends to be unknown to independent agents in many parts of the United States, especially those who market insurance products away from the Gulf and Atlantic coasts.

Unlike our established competitors we must rely heavily on reinsurers for financial support in order to achieve our revenue objectives. This reliance may adversely affect our ability to compete price-wise, should our reinsurance costs significantly increase.

Our larger competitors have the advantage of spreading their risks over a more diverse insurance product offering and broader geographical markets than we can. This can give them a competitive advantage through efficient allocation of risks and costs as well as reduced operating costs through economies of scale.

Further, the ability of our main competitors to be able to offer a number of consumer focused insurance products including private passenger automobile, personal liability umbrellas and even life, health as well as various commercial coverages and other financial services products while we offer only residential property coverage, appeals to consumers who prefer to consolidate their insurance solutions with a single supplier. Broader product offerings also make our competitors more appealing to independent agents.

Our Strategies

Our long-term strategy in the Houston metropolitan area is to increase the proportion of business we write there. We believe that hard-market conditions in that area present an unusual opportunity to write business with a greater profit potential. At the same time we are limiting growth in areas with greater exposure to severe convective thunderstorms.

We will continue to manage our business through automated and non-automated selective underwriting processes and through creative pricing and product design. This allows us to attract and select the most potentially profitable segments of the market.

We will continue to take advantage of technological changes. As an example, with the help of our technology provider, Silvervine, Inc. (formerly known as IDMI, Inc.), we are developing a "direct business" portal, which would allow us to quote prices to potential customers shopping the internet. In Texas, our intent is to use this means to drive new business to our agents. If and when we expand beyond Texas, we may also use this portal to do business directly with policyholders.

Our long-term growth strategy includes continued growth of our Texas residential property business and expansion of our residential property business into other states, but within the constraints imposed by our pricing philosophy, our competitors, and our capital resources. We have applied for licenses to write business in thirty-two additional states.  To date, we have received certificates of authority from twenty-five including, Alabama, Arkansas, Colorado, Delaware, Georgia, Indiana, Illinois, Iowa, Kentucky, Louisiana, Michigan, Missouri, Montana, Nebraska, Nevada, North Carolina, North Dakota, Oregon, South Carolina, South Dakota, Tennessee, Utah, Virginia, Washington and Wyoming to offer homeowners, dwelling fire and extended coverage, tenant and condominium policies.

We began selling homeowners coverage in Arizona in 2014 and plan to begin selling homeowners products in South Carolina and Virginia during 2015. We are researching additional states for future expansion, which aren't planned for entry until 2016 or later. Dwelling fire and extended coverage, tenant and condominium owner's policies will be added to these expansion states, including Arizona, in the latter half of 2015.

Corporate Information

Our principal executive offices are located at 1333 Corporate Drive, Suite 325, Irving, TX 75038 and our telephone number is (972) 607-4241. Our website address is www.hoaic.com. Information contained on our website or that can be accessed through our website does not constitute a part of this prospectus and is not incorporated herein by reference.

The Offering

Common stock offered by the selling stockholders:	15,831,140 shares.

Common stock outstanding:	16,397,125 shares as of the date of this prospectus.

Trading market:	There is currently no market for our common stock and we can offer no assurances that a market for our shares of common stock will develop in the future. Our application to have our stock quoted on one of the Over-the-Counter exchanges (OTCQB) was approved by FINRA on February 25, 2015, however no assurance can be given as to our success in qualifying for quotation on the OTCQB and commencing the trading of our shares. With this regulatory approval, the Company is now in the process of completing required filings with the exchange and our stock transfer agent to facilitate the trading of our shares. The initial price of our securities is subject to review by FINRA.

Price per share:	If our common stock is quoted on the OTCQB, it will be sold at prevailing market prices or privately negotiated prices.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

Risk factors:	We are subject to a number of risks that you should be aware of before you decide to purchase our common stock. These risks are discussed more fully in the section captioned "Risk Factors," beginning on page 8 of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the specific risks set forth under "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus, before making an investment decision. For more information, see "Information Incorporated by Reference."

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. Any cash that might be available for payment of dividends will be used to expand our business. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant to our board of directors.

DETERMINATION OF OFFERING PRICE

Until our common stock is quoted on the OTCQB, the selling stockholders may sell their shares of common stock at a fixed price of $0.50. This offering price was determined on the basis of the exercise price per share of stock options issued on a date proximate to the effective date of this Registration Statement. If our common stock becomes quoted on the OTCQB, the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. There is currently no public market for our common stock. Our application to have our stock quoted on one of the Over-the-Counter exchanges (OTCQB) was approved by FINRA on February 25, 2015, however no assurance can be given as to our success in qualifying for quotation on the OTCQB and commencing the trading of our shares. With this regulatory approval, the Company is now in the process of completing required filings with the exchange and our stock transfer agent to facilitate commencement of the trading of our shares. The initial price of our securities is subject to review by FINRA.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

CAPITALIZATION

The table below sets forth our cash, cash equivalents and capitalization on an audited basis as of December 31, 2014 on an actual basis. You should read this table together with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 incorporated by reference herein.

As of December 31,
2014
Actual

Cash and cash equivalents	$5,648,278

Stockholders' equity

Common stock, $0.0001 par value per share; 40,000,000 shares authorized;
17,479,852 shares issued and 16,168,852 shares outstanding as of December 31, 2014	$1,617
Treasury stock, $0.0001 par value per share; 1,311,000 common shares as of December 31, 2014	(131)
Additional paid-in-capital	6,209,265
Accumulated other comprehensive income	73
Retained earnings	4,469,704

Total stockholders' equity	$10,680,528

Total capitalization	$10,680,528

SELLING STOCKHOLDERS

Up to 15,831,140 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of acquisition of our shares or other securities.   None of the following selling stockholders are registered broker-dealers or affiliated with registered broker dealers.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The selling stockholders' percentage of ownership of our outstanding shares in the table below is based upon 15,831,140 shares of common stock.

	Ownership Before Offering		Ownership After Offering (1)
Selling Stockholder	Number of shares of common stock beneficially owned	Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Berco Limited	2,043,851	2,043,851	-	-%
Pfizer Master Retirement Trust	2,043,851	2,043,851	-	-%
Partners Group Secondary 2004 LP	1,762,821	1,762,821	-	-%
Andrew Lerner (2)	1,462,332	1,462,332	-	-%
Spence Tucker (3)	1,175,000	1,175,000	-	-%
Brett Baris (4)	1,034,575	1,034,575	-	-%
The Prudential Insurance Company Of America	1,021,925	1,021,925	-	-%
Frederick Hammer (5)	641,214	641,214	-	-%
Richard Viton (6)	618,519	618,519	-	-%
Robert Lichten	603,894	603,894	-	-%
Partners Group Secondary GmbH & Co KG	587,607	587,607	-	-%
Richard Backus	412,500	412,500	-	-%
H Mountain, Inc.	408,770	408,770	-	-%
Permal Private Equity Opportunities II, LP	408,770	408,770	-	-%
Permal Private Equity Opportunities, LP	306,578	306,578	-	-%
Michael Esposito Jr	301,948	301,948	-	-%
Luther Hodges	250,000	250,000	-	-%
Thomas Donahue	158,523	158,523	-	-%
MKV Holdings LLC	150,974	150,974	-	-%
James Ard	125,000	125,000	-	-%
Phoenix Associates	124,988	124,988	-	-%
Debbie Carter (7)	62,500	62,500	-	-%
Ray Robbins Jr.	62,500	62,500	-	-%
Sandra Jannette	62,500	62,500	-	-%
TOTAL	15,831,140	15,831,140	-	-

(1) Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.

(2) Mr. Lerner is a director on our board of directors.

(3) Mr. Tucker is our Chief Executive Officer and a director on our board of directors.

(4) Mr. Baris is a director on our board of directors.

(5) Mr. Hammer is a director on our board of directors.

(6) Mr. Viton is a director on our board of directors.

(7) Ms. Carter is our Senior Vice President of Operations, and a director of HAIC.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of our capital stock and provisions of our amended and restated certificate of incorporation and bylaws. Copies of the amended and restated certificate of incorporation and bylaws have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Common Stock

As of the date of this prospectus 40,000,000 shares of common stock, $0.0001 par value per share, were authorized and 16,397,125 shares of common stock were issued and outstanding, held of record by sixty-three stockholders.

The holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights. Holders of common stock are entitled to receive proportionally any dividends declared by the board of directors out of funds legally available.

In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, the board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments on liquidation. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Authorizing the board of directors to issue preferred stock and determine its rights and preferences has the effect of eliminating delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding stock.

As of the date of this prospectus 20,500,000 shares of preferred stock, $0.0001 par value per share, were authorized and there were no preferred stock issued or outstanding.

Stock Options

Our 2005 Management Incentive Plan (the "2005 Plan") provides for granting of stock options to enable the Company to obtain and retain the services of selected persons, both employees and directors, considered to be essential to the long-range success of the Company.  Under the 2005 Plan, options may be granted to purchase a total not to exceed 789,475 shares in the aggregate (as adjusted for the 2.5 for 1 forward split), made up of original issue shares, treasury shares or a combination of the two.

On October 24, 2013, the Board of Directors of the Company unanimously approved and adopted the 2013 Equity Compensation Plan (the "2013 Plan") which became effective October 24, 2013. The 2013 Plan provides granting of stock options, incentive stock options, stock awards, and restricted stock units to enable the Company to obtain and retain the services of selected persons, both employees and directors, considered to be essential to the long-range success of the Company. Under the 2013 Plan, options may be granted to purchase a total not to exceed 2,925,000 shares, made up of original issue shares, treasury shares or a combination of the two.

At December 31, 2014, options to purchase common stock issued under the 2005 Plan was 773,750 shares and under the 2013 Plan was 1,965,000 shares for a total of 2,738,500 shares.

The following table sets forth information as of December 31, 2014 regarding securities authorized for issuance under the 2005 Plan and the 2013 Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )	( b )	( c )

Equity compensation plans approved by security holders (1)	2,738,500	0.59	921,000
Equity compensation plans not approved by security holders	-	-	-
Total	2,738,500	0.59	921,000

(1)          Represents shares issuable upon the exercise of outstanding stock options issued under the 2005 Management Incentive Plan and the 2013 Equity Compensation Plan.

The total number of shares of common stock subject to outstanding options to purchase common stock as of April 29, 2015 was 2,738,500 shares.

Registration Rights

On November 11, 2005, we entered into an investor rights agreement with certain holders of our preferred stock and common stock, which provide such holders with registration rights with respect to certain shares of our common stock, including shares of our common stock into which the shares of our preferred stock are convertible. The summary of the registration rights below is qualified by reference to the investor rights agreement, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part.

Demand Registration Rights. Any time after the Company's first underwritten public offering of its Common Stock, 25% or more of the holders of certain registrable securities have the right to demand that the Company file a registration statement under the Securities Act covering the registration of all or portion of the registrable securities with an aggregate offering price, net of underwriting cost and commissions, of at least $10 million. We may be required to effect up to two registrations in accordance with such demand registration rights. Stockholders with these registration rights who are not part of an initial registration demand are entitled to notice and are entitled to include their registrable shares in the registration. Under certain limited circumstances, we may deny registration of the securities.

Piggyback Registration Rights. In the event that we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders (other than in connection with a registration effected under the demand registration rights described above) in connection with a public offering of such securities solely for cash, the holders of the registrable shares will be entitled to certain "piggyback" registration rights allowing the holders to include their shares in such registration, subject to certain limitations. As a result, whenever we propose to file a registration statement under the Securities Act, the holders of these shares of our common and preferred stock are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

We have agreed to pay certain registration expenses of the holders of the shares registered pursuant to any demand or piggyback registrations described above.

Limitations on Transfer and Ownership

Our Amended and Restated Certificate of Incorporation provides that, subject to waiver by our board of directors, no person may acquire ownership of our stock, if such purchase would result in (1) such person owning or controlling more than 9.9% of our outstanding stock (as determined by value) or (2) such person becoming a holder of more than 9.9% of the total combined voting power of all classes of our stock entitled to vote at a general meeting of our stockholders or in any other circumstance in which our stockholders are entitled to vote (a "Ten Percent Stockholder"). A transferee will be permitted to dispose of any stock purchased which violates the restriction and as to the transfer of which registration is refused. In the case of (2) above, the votes conferred by the controlled stock will be automatically reduced by whatever amount is necessary so that after any such reduction such person will not be a Ten Percent Stockholder. The voting rights with respect to all stock held by such person in excess of the 9.9% limitation will be allocated to the other holders of stock, pro rata based on the number of shares of stock held by all such other stockholders, subject only to the further limitation that no stockholder allocated such voting rights may exceed the 9.9% limitation as a result of such allocation. For these purposes, references to "ownership" or "control" of our stock mean "ownership" within the meaning of Section 958 of the Internal Revenue Code.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Certificate of Incorporation and Bylaws

Blank Check Preferred Stock. Our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

Election of Directors. Our bylaws provide that a majority of directors then in office may fill any vacancy occurring on the board of directors, even though less than a quorum may then be in office. These provisions may discourage a third-party from voting to remove incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by that removal with its own nominees.

Stockholder Action. Our bylaws provide that stockholders may act at meetings of stockholders or by written consent in lieu of a stockholders' meeting.

Stockholder Meetings. Our bylaws provide that the only business that may be conducted at a special meeting of stockholders is such business as was specified in the notice of the meeting. These provisions may discourage another person or entity from making a tender offer, even if it acquired a majority of our outstanding voting stock, because the person or entity could only take action at a duly called stockholders' meeting relating to the business specified in the notice of meeting and not by written consent.

Voting Rights Limitations. Our Amended and Restated Certificate of Incorporation, as effective upon the effective date of this Registration Statement, provide that the voting rights with respect to stock owned or controlled by a Ten Percent Stockholder will be limited to voting power of 9.9%. The voting rights with respect to all stock held by such Ten Percent Stockholder will be allocated to the other holders of stock pro rata based on the number of shares of stock held by all such other stockholders, subject only to the further limitation that no stockholder allocated any such voting rights may exceed the 9.9% limitation as a result of such allocation.

Delaware Anti-Takeover Statute

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Under Section 203, some business combinations between a Delaware corporation whose stock generally is publicly-traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that the stockholder became an interested stockholder, unless:

•  the corporation has elected in its restated certificate of incorporation not to be governed by Section 203;

•  the board of directors of the corporation approved the transaction which resulted in the stockholder becoming an interested stockholder before the stockholder became an interested stockholder;

•  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction, excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•  the board of directors approves the business combination and holders of two-thirds of the voting stock which the interested stockholder did not own authorize the business combination at a meeting.

We have not made an election in our certificate of incorporation to opt out of Section 203. In addition to the above exceptions to Section 203, the three-year prohibition does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. For the purposes of Section 203, a business combination generally includes mergers or consolidations, transactions involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. Also, an interested stockholder generally includes a stockholder who becomes beneficial owner of 15% or more of a Delaware corporation's voting stock, together with the affiliates or associates of that stockholder.

Transfer Agent and Registrar

VStock Transfer will serve as transfer agent and registrar for our common stock.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences to a purchaser of a share of common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury regulations promulgated or proposed thereunder, administrative pronouncements of the Internal Revenue Service, or IRS, and judicial decisions, in each case as of the date hereof, all of which are subject to change at any time, possibly retroactively. There can be no assurance that the IRS will not take a view contrary to that set forth herein which may be upheld by a court. No ruling from the IRS or opinion of counsel has been or will be sought as to any of the matters discussed below.

This summary is for general information purposes only and does not constitute tax advice. This summary applies only to an initial purchaser who acquires shares of common stock as a capital asset within the meaning of section 1221 of the Code. It does not purport to address all tax consequences that may be relevant to any particular investor or to an investor subject to special tax rules (including, for example, a financial institution, dealer or trader in stocks or securities, insurance company, regulated investment company, personal holding company, S corporation, tax-exempt organization, a person who holds common shares in a hedging transaction or as part of a "straddle", "conversion transaction" or other risk reduction transaction, a person subject to the alternative minimum tax, an individual subject to the U.S. expatriation tax regime, a "controlled foreign corporation," or a "passive foreign investment company"). In addition, this summary does not address any aspect of state, local or foreign taxation.

EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS URGED TO CONSULT THE PURCHASER'S TAX ADVISER CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE PURCHASER OF ACQUIRING, OWNING AND DISPOSING OF SHARES OF COMMON STOCK, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS. As used herein, the term "U.S. Holder" means a beneficial owner of a share of common stock that for U.S. federal income tax purposes is:

•  an individual who is a citizen or individual resident of the United States;

•  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the law of the United States or of any political subdivision thereof;

•  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person.

The term "non-U.S. Holder" means a beneficial owner of a share of common stock that is not a U.S. Holder.

If a partnership holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our common stock should consult his, her, or its own tax advisors.

U.S. Holders

Distributions

A distribution on a share of common stock will be includible in the gross income of a U.S. Holder as ordinary income to the extent the distribution is out of our current or accumulated earnings and profits (as computed for U.S. federal income tax purposes). To the extent distributions with respect to a share of common stock in any taxable year are not paid out of current or accumulated earnings and profits, they will be treated as a non-taxable return (and reduction) of basis in that share of common stock to the extent thereof, and if and to the extent they exceed earnings and profits and basis, they will be treated as gain from the sale of the share of common stock (see "—Disposition of Shares of Common Stock").

The rate of federal income tax that a non-corporate taxpayor generally pays on dividends, provided certain conditions and requirements are satisfied, such as minimum holding period requirements, is 15% for taxable years beginning before January 1, 2013, after which dividends are taxable as ordinary income. To qualify for the reduced rate, the non-corporate stockholder must satisfy certain holding period and other requirements. Dividends received by a corporation are generally eligible for the dividends received deduction, subject to the limitations under section 1059 of the Code relating to extraordinary dividends.

Disposition of Shares of Common Stock

Upon a sale or other taxable disposition of a share of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the share of common stock. A U.S. Holder's adjusted tax basis in its common stock generally would equal the amount paid for such common stock. That gain or loss will be long-term capital gain or loss if the holding period for that share of common stock was more than one year on the date of sale or other disposition. The maximum rate of federal income tax applicable to a long-term capital gain of a non-corporate taxpayor in a taxable year beginning before January 1, 2013 is generally 15%. In later taxable years, that 15% reverts to 20%. The deductibility of capital losses is subject to limitations.

Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends and capital gains from the sale or other disposition of common stock for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Backup Withholding

A U.S. Holder may be subject to backup withholding in respect of dividends on common stock and the proceeds from a sale, exchange or redemption of common stock unless the holder (a) is a corporation or other exempt recipient or (b) provides, when required, the U.S. Holder's taxpayor identification number to the payor, certifies that the U.S. Holder is not subject to backup withholding and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amount so withheld is creditable against the U.S. Holder's U.S. federal income tax liability or is refundable, provided the required information is furnished to the IRS.

Non-U.S. Holders Distributions

A distribution on a share of our common stock made to a non-U.S. Holder out of our current or accumulated earnings and profits generally will constitute a dividend for U.S. tax purposes. Dividends paid to a non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. Dividends that are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a permanent establishment in the United States, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

To the extent distributions exceed our current and accumulated earnings and profits, they will generally constitute a return of capital and will first reduce the non-U.S. Holder's basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as discussed below under "—Disposition of Shares of Common Stock."

Disposition of Shares of Common Stock

A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding with respect to any gain recognized on a sale, exchange or other taxable disposition of our common stock unless:

•  certain circumstances exist under which the gain is treated as effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States, and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States;

•  the non-U.S. Holder is an individual and is present in the United States for 183 or more days in the taxable year of the sale, exchange or other taxable disposition, and meets certain other requirements; or

•  our common stock constitutes a "United States real property interest" by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. Holder's holding period for our common stock.

If the first exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such item on a net basis in the same manner as a U.S. Holder unless otherwise provided in an applicable income tax treaty; a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such item at a rate of 30% (or at a reduced rate under an applicable income tax treaty). If the second exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. Holder's capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the common shares.

With respect to the third exception, we believe we are not currently and do not anticipate becoming a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-United States real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale, exchange or other taxable disposition by a non-U.S. Holder of our common stock will not be subject to tax if such class of stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. Holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. Holder's holding period for such stock. If gain on the sale, exchange, or other taxable disposition of our stock were subject to taxation under the third exception above, the non-U.S. Holder would be subject to regular United States federal income tax with respect to such gain in generally the same manner as a United States person.

Federal Estate Tax

Our common stock held by an individual non-U.S. Holder at the time of death, or by certain entities (for example, certain trusts) will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to the non-U.S. Holder the amount of dividends paid to a non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividend payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable treaty. No information reporting or backup withholding will be required regarding the proceeds of the sale of shares of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification that the holder is not a U.S. person, as defined under the Code, and does not have actual knowledge or reason to know the holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Recently Enacted Legislation Relating to Foreign Accounts

Under recently enacted legislation, a relevant withholding agent may be required to withhold 30% of any dividends and the proceeds of a sale of our common stock paid after December 31, 2012 (subject to certain delayed effective dates established by the U.S. Treasury or IRS) to (i) a foreign financial institution (as specially defined for this purpose) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements, or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayor identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Holders of our common stock should consult their tax advisors regarding the effect, if any, of this legislation on their ownership of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method allowed by law.

We intend for our common stock to be quoted on the OTCQB, but no assurance can be given that this will occur.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be underwriters within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are underwriters within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The legality of the securities offered by this prospectus has been passed upon by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of Homeowners of America Holding Corporation, as of December 31, 2014 and 2013, and for the years then ended, incorporated by reference in this prospectus have been audited by Weaver and Tidwell, L.L.P, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein (which report expresses an unqualified opinion on the consolidated financial statements). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to "incorporate by reference" the information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:
• our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 27, 2015.

These documents may also be accessed on our website at www.hoaic.com under the Investor Relations section. The information contained in, or accessible through, our website is not a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing us at the following address: 1333 Corporate Drive, Suite 325, Irving, TX 75038 or by telephoning us at (972) 607-4241.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits and the consolidated financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. A copy of the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement, may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of fees prescribed by it. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

Common Stock

PROSPECTUS

   , 2015

PART TWO

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the registration of our securities offered hereby. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration and Filing Fee	$1,073

Legal Fees and Expenses	$125,000

Accounting Fees and Expenses	$90,000

Printing Fees and Expenses	$21,000

Miscellaneous	$17,100

TOTAL	$254,173

Item 14. Indemnification of Directors and Officers.

Homeowners of America Holding Corporation was incorporated in the State of Delaware and is subject to the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

Our certificate of incorporation provides that the Company shall, to the fullest extent permitted by the law, indemnify and advance expenses to any person serving as a member of the Board of Directors against any expenses, liabilities or other matters referenced to in or covered by the DGCL. The Company may also indemnify and advance expenses to any officer, employee or agent of the Company or other person permitted by the DGCL to indemnify. The indemnification and advances provided for by the Certificate of Incorporation shall not be deemed exclusive of any other rights to anyone seeking indemnification may be entitled to under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office and shall continue after a person ceases to be a director, officer, employee or agent and shall inure the benefit of the heirs, executors and administrators of such person.

Our Certificate of Incorporation further provides that a director of the Company shall not be liable to the Company or its stockholders for any monetary damages for breach of fiduciary duties as a director. To the extent the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of one of our directors, in addition to the limitation on personal liability provided by our certificate of incorporation, shall be limited to the fullest extent permitted by the amended DGCL.

We have obtained and maintain insurance policies insuring our directors and officers and the directors and officers of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding December 31, 2014, there have been no sales of Company securities that were not registered under the Securities Act.

Item 16. Exhibits

See Exhibit Index.

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)         Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on April 30, 2015.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:	/s/ Spencer Tucker
Name:	Spencer Tucker
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spencer Tucker	Chief Executive Officer	April 30, 2015
Spencer Tucker	(Principal Executive Officer)

/s/ Michael Rosentraub	Chief Financial Officer (Principal Financial Officer	April 30, 2015
Michael Rosentraub	and Principal Accounting Officer)

*	Director	April 30, 2015
Frederick S. Hammer

*	Director	April 30, 2015
Brett G. Baris

*	Director	April 30, 2015
James F. Leary

*	Director	April 30, 2015
Richard L. Viton

*	Director	April 30, 2015
Andrew S. Lerner

*By:	/s/ Spencer Tucker
Spencer Tucker
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of Homeowners of America Holding Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Current Report on Form 8-K (File No. 333-189686), filed on December 30, 2013.

3.2
Bylaws of Homeowners of America Holding Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed August 8, 2013, effective August 9, 2013, as amended.

4.1
Specimen Certificate Evidencing Shares of Common Stock. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

4.2
Specimen Certificate Evidencing Shares of Series A Preferred Stock. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

4.3
Specimen Certificate Evidencing Shares of Series B Preferred Stock. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

4.4
Investor Rights Agreement, dated November 11, 2005, between Homeowners of America Holding Corporation and certain of its security holders. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

4.5
Stock Restriction Agreement, dated November 11, 2005, between Homeowners of America Holding Corporation and Spencer W. Tucker. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.1
2005 Management Incentive Plan. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.2
Stock Purchase Agreement, dated September 15, 2005, between Homeowners of America Holding and Richard P. Backus. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.3
Amendment No. 1 to Stock Purchase Agreement, dated November 11, 2005, between Homeowners of America Holding and Richard P. Backus. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.4
Securities Purchase Agreement, dated November 11, 2005, between Homeowners of America Holding Corporation and certain investors. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.5
Employment Agreement, dated November 11, 2005, between Homeowners of America Holding Corporation and Spencer W. Tucker. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.6
Property Catastrophe Excess of Loss Reinsurance Contract, between Homeowners of America Insurance Company and participants American Standard Insurance Company of Wisconsin, Sirius International Insurance Group, Underwriters at Lloyds and SCOR Global P&C SE Paris. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.7
Property Per Risk Excess of Loss Reinsurance Contract, between Homeowners of America Insurance Company and participants Hannover Rueckversicherung-Aktiengesellschaft, Lloyds Syndicate No. 2791 MAP Underwriting (MAP), Lloyds Syndicate No. 2001 Amlin Underwriting Limited (AML) and Lloyds Syndicate No. 2987 BRIT (BRIT), effective April 1, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.8
Residential Quota Share Reinsurance Contract, between Homeowners of America Insurance Company and participants Arch Reinsurance Company, Endurance Reinsurance Corporation of America, SCOR Reinsurance Company and RLI Insurance Company, effective April 1, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.9
Residential Property Quota Share Reinsurance Contract, between Homeowners of America Insurance Company and participant R+V Versicherung AG, effective April 1, 2011. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.10
Private Passenger Automobile Excess of Loss Reinsurance Contract, between Homeowners of America Insurance Company and Maiden Reinsurance Services LLC, effective June 1, 2011. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.11
Addendum No. 1 to Private Passenger Automobile Excess of Loss Reinsurance Contract, between Homeowners of America Insurance Company and Maiden Reinsurance Services LLC, effective June 1, 2011. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.12
Private Passenger Automobile Quota Share Reinsurance Contract, between Homeowners of America Insurance Company, Maiden Reinsurance Services, LLC and NGM Insurance Company, effective June 1, 2011. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.13
Top Layer Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company, Participants R+V Versicherung AG, Houston Casualty Company; UK Branch, SCOR Global P&C SE Paris, Lloyds Syndicate No. 1274 Antares (AUL), Lloyds Syndicate No. 2001 Amlin Underwriting Limited (AML), Lloyds Syndicate No.2987 BRIT (BRIT) and Walbaoum International/Sirius International Insurance Group, effective August 15, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.14
Top Layer Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and participants Houston Casualty Company; UK Branch, SCOR Global P&C SE Paris, Lloyds Syndicate No. 2001 Amlin Underwriting Limited (AML), Lloyds Syndicate No. 2791 MAP Underwriting (MAP) and Lloyds Syndicate No.2987 BRIT (BRIT), effective August 15, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.15
Underlying Property Catastrophe Excess Reinsurance Contract, between Homeowners of America Insurance Company and participant R+V Versicherung AG effective April 1, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.16
Print/Mail Service Contract, dated September 1, 2006, between Homeowners of America Insurance Company and PRIMORIS Services LLC. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.17
Policy Tracking System (PTS) Product and Service Agreement, dated January 12, 2006, between Homeowners of America Holding Corporation and Information Distribution & Marketing, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.18
Contract Addendum for Auto Line Business to PTS Contract, dated February 9, 2008, between Homeowners of America Holding Corporation and Information Distribution & Marketing, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.19
Underlying Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and R+V Veraicherung A.G., effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.20
Property Catastrophe Excess of Reinsurance Contract, between Homeowners of America Insurance Company and participants Sirius International Insurance Company, Lloyd's Underwriters and Companies and R+V Veraicherung A.G., effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.21
Property Per Risk Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company , Everest Reinsurance Company and Hannover Rück SE, effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.22
Residential Quota Share Reinsurance Contract between Homeowners of America Insurance Company and Odyssey Reinsurance Company, effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.23
Residential Property Quota Share Reinsurance Contract between Homeowners of America Insurance Company and R+V Veraicherung A.G., effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.24
Residential Quota Share Reinsurance Contract between Homeowners of America Insurance Company and participants Arch Reinsurance Company, Endurance Specialty Insurance Ltd., Everest Reinsurance Company, SCOR Reinsurance Company, ad Taiping Reinsurance Co. Ltd., effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.25
Advisory Agreement between Homeowners of America Holding Company and Inter-Atlantic Advisors III, Ltd., effective on the effective date of this Registration Statement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

10.26
Stock Purchase Agreement, dated as of August 31, 2013, by and among Homeowners of America Holding Company, Inc., Spencer Tucker and Richard Backus 8-K September 6, 2013. Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 333-189686) filed on September 6, 2013.

10.27
Homeowners of America Holding Company, Inc. 2013 Equity Compensation Plan 8-K October 30, 2013.  Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 333-189686) filed on December 30, 2013.

10.28
Underlying Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and R+V Versicherung A.G., effective April 1, 2014. (Incorporated by reference to Exhibit 10.1 to our quarterly report on Form 10-Q for the period ended June 30, 2014 (File No. 333-189686), filed August 14, 2014.)

10.29
Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and participants Everest Reinsurance Company, Shelter Mutual Insurance Company, Sirius International Insurance Corporation, and Lloyd's Underwriters, effective April 1, 2014. (Incorporated by reference to Exhibit 10.2 to our quarterly report on Form 10-Q for the period ended June 30, 2014 (File No. 333-189686), filed August 14, 2014.)

10.30
Property Per Risk Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and participants Everest Reinsurance Company and Hannover Rück SE, effective April 1, 2014. (Incorporated by reference to Exhibit 10.3 to our quarterly report on Form 10-Q for the period ended June 30, 2014 (File No. 333-189686), filed August 14, 2014.)

10.31
Residential Quota Share Reinsurance Contract between Homeowners of America Insurance Company and participants Catlin Insurance Company Ltd., Everest Reinsurance Company, Montpelier Reinsurance Ltd., Odyssey Reinsurance Company, SCOR Reinsurance Company, and Taiping Reinsurance Co. Ltd., effective April 1, 2014. (Incorporated by reference to Exhibit 10.4 to our quarterly report on Form 10-Q for the period ended June 30, 2014 (File No. 333-189686), filed August 14, 2014.)

10.32
Addendum 1 to the Residential Quota Share Reinsurance Contract between Homeowners of America Insurance Company and participants Catlin Insurance Company Ltd., Everest Reinsurance Company, Montpelier Reinsurance Ltd., Odyssey Reinsurance Company, SCOR Reinsurance Company, and Taiping Reinsurance Co. Ltd., effective April 1, 2014. (Incorporated by reference to Exhibit 10.5 to our quarterly report on Form 10-Q for the period ended June 30, 2014 (File No. 333-189686), filed August 14, 2014.)

10.33
Residential Property Quota Share Reinsurance Contract between Homeowners of America Insurance Company and participants Q-RE LLC and R+V Versicherung A.G., effective April 1, 2014. (Incorporated by reference to Exhibit 10.6 to our quarterly report on Form 10-Q for the period ended June 30, 2014 (File No. 333-189686), filed August 14, 2014.)

10.34
Reinstatement Premium Protection Reinsurance Contract between Homeowners of America Insurance Company and Tokio Millennium Re AG, effective April 1, 2014. (Incorporated by reference to Exhibit 10.7 to our quarterly report on Form 10-Q for the period ended June 30, 2014 (File No. 333-189686), filed August 14, 2014.)

10.35
Multiple Line Quota Share Reinsurance Agreement between Homeowners of America Insurance Company and Swiss Reinsurance America Corporation, effective April 1, 2014. (Incorporated by reference to Exhibit 10.8 to our quarterly report on Form 10-Q for the period ended June 30, 2014 (File No. 333-189686), filed August 14, 2014.)

10.36
Top Layer Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and participants American Standard Insurance Company of Wisconsin, Everest Reinsurance Company, Hamilton Re, Ltd., Hannover Re Ltd., Shelter Reinsurance Company, XL Re Ltd., Fubon Insurance Co., Ltd., Sirius International Insurance Corporation for and on behalf of P.R.A.M., Taiping Reinsurance Co. Ltd., and Lloyd's Underwriters, effective August 1, 2014. (Incorporated by reference to Exhibit 10.1 to our quarterly report on Form 10-Q for the period ended September 30, 2014 (File No. 333-189686), filed November 14, 2014.)

10.37†
Two-Year Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and participants Everest Reinsurance Company, Markel Bermuda Limited, Shelter Mutual Insurance Company, XL Re, Ltd., Sirius International Insurance Corporation for and on behalf of P.R.A.M., Lloyd's Underwriters, Allied World Assurance Company, Ltd., American Standard Insurance Company of Wisconsin, Hannover Re (Bermuda) Ltd., Mapfre Re, Compania De Reaseguros, S.A., MS Frontier Reinsurance Limited, American International Reinsurance Company, Ltd., and Fubon Insurance Co., Ltd., effective April 1, 2015. (Incorporated by reference to Exhibit 10.37 to our annual report on Form 10-K for the period ended December 31, 2014 (File No. 333-189686), filed March 27, 2015.)

10.38†
Fourth Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and Certain Insurance Companies, effective April 1, 2015. (Incorporated by reference to Exhibit 10.38 to our annual report on Form 10-K for the period ended December 31, 2014 (File No. 333-189686), filed March 27, 2015.)

10.39†	Residential Property Net Quota Share Reinsurance Contract between Homeowners of America Insurance Company and R+V Versicherung A.G., effective April 1, 2015. (Incorporated by reference to Exhibit 10.39 to our annual report on Form 10-K for the period ended December 31, 2014 (File No. 333-189686), filed March 27, 2015.)
10.40†	Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and participants XL Re Ltd., Lloyd's Underwriters, and Hamilton Re, Ltd., effective April 1, 2015. (Incorporated by reference to Exhibit 10.40 to our annual report on Form 10-K for the period ended December 31, 2014 (File No. 333-189686), filed March 27, 2015.)
10.41†
Residential Property Quota Share Reinsurance Contract between Homeowners of America Insurance Company and Qatar Reinsurance Company LLC, Bermuda Branch, effective April 1, 2015.  (Incorporated by reference to Exhibit 10.41 to our annual report on Form 10-K for the period ended December 31, 2014 (File No. 333-189686), filed March 27, 2015.)

10.42†
Residential Quota Share Reinsurance Contract between Homeowners of America Insurance Company and participants Catlin Re Switzerland Ltd. (Bermuda Branch), Everest Reinsurance Company, Odyssey Reinsurance Company, SCOR Reinsurance Company, and Taiping Reinsurance Co. Ltd., effective April 1, 2015.  (Incorporated by reference to Exhibit 10.42 to our annual report on Form 10-K for the period ended December 31, 2014 (File No. 333-189686), filed March 27, 2015.)

10.43†
Reinstatement Premium Protection Reinsurance Contract between Homeowners of America Insurance Company and Everest Reinsurance Company, effective April 1, 2015.  (Incorporated by reference to Exhibit 10.43 to our annual report on Form 10-K for the period ended December 31, 2014 (File No. 333-189686), filed March 27, 2015.)

21.1
Subsidiaries of Homeowners of America Holding Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

23.1*	Consent of Weaver and Tidwell, L.L.P.

 * Filed herewith
 †  Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.
** Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.